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                                                                    EXHIBIT 10.1


                           LEASE TERMINATION AGREEMENT

         This Lease Termination Agreement ("Termination Agreement") is entered into as of March 22, 2004 (the "Effective Date"), by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and VIROLOGIC, INC., a Delaware corporation ("Tenant"), with reference to the following facts:

                                    RECITALS

         A. Tenant and Landlord are parties to that certain Lease dated August 27, 1997, as amended by a First Amendment to Lease dated as of December 17, 1997 (as amended, the "Lease"), for those certain premises consisting of approximately 24,725 square feet located on the first and second floors of Building G in the Britannia Pointe Grand Business Park at 270 East Grand Avenue, Suite 52, South San Francisco, California (the "Premises").

         B. Concurrently with the execution of this Termination Agreement, Landlord is entering into a new lease for the Premises with a third party unaffiliated with Tenant (the "New Lease"). Landlord has advised Tenant that Landlord will not sign this Termination Agreement until Landlord has received a signed New Lease from the tenant thereunder.

         C. In connection with the execution of the New Lease, Landlord and Tenant wish to effect an early termination of the Lease and to release each other from all further obligations thereunder, effective as of the Effective Date, subject to the provisions of this Termination Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth below, Landlord and Tenant hereby agree as follows:

                                    AGREEMENT

         1. Termination of Lease. Effective as of the Effective Date, the Lease is terminated and Landlord and Tenant release the other, their respective predecessors and successors in interest, and their respective affiliates, officers, directors, partners, shareholders, agents and employees from all past, present and future covenants, obligations, claims and causes of action, known or unknown, arising out of or in connection with the Lease, except to the extent any such matters (a) relate to or arise out of events, circumstances or time periods occurring prior to the Effective Date (so that, by way of example but not limitation, the parties will retain their respective rights and obligations under the Lease with respect to matters such as environmental incidents or conditions occurring prior to the Effective Date and claims for personal injury or property damage occurring prior to the Effective Date) or (b) arise under or are expressly preserved in this Termination Agreement. Nothing in this Termination Agreement is intended to affect the status or enforceability of any stock warrants previously issued by Tenant pursuant to or in connection with the Lease. Tenant shall surrender physical possession of the Premises to Landlord on the Effective Date in the condition required under this Termination Agreement, together with all keys and access codes (if any) relating to the Premises.
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         2. Termination Payment. Tenant shall pay to Landlord in immediately available funds, by wire transfer to an account designated in writing by Landlord, the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) (the "Termination Payment") in full satisfaction of all obligations of Tenant under the Lease (except those obligations, if any, arising under or expressly preserved in this Termination Agreement). The Termination Payment shall be payable in two equal installments of Two Hundred Thousand and No/100 Dollars ($200,000.00) each, the first of which installments shall be paid no later than March 31, 2004 and the second of which installments shall be paid no later than April 9, 2004.

         3. Condition of Premises. Landlord and Tenant have conducted walkthroughs and inspections of the Premises and have agreed that there are no repairs or other actions that must be made, taken or paid for by Tenant in connection with the surrender of the Premises hereunder; provided, however, that neither the preceding portion of this sentence nor the release in Paragraph 1 above is intended or shall be construed to waive any of Landlord's rights or Tenant's obligations under the Lease with respect to any environmental conditions presently existing in or about the Premises that cannot reasonably be identified by a walkthrough and visual inspection of the Premises, and Landlord expressly reserves all of its rights with respect to any such conditions. Tenant acknowledges that as provided in Section 8.2(c) of the Lease, Tenant waives and releases any and all rights with respect to any personal property, trade fixtures or other items remaining on the Premises on the Effective Date.

         4. Security Deposit. Landlord presently holds a security deposit from Tenant, pursuant to the Lease, in the amount of $11,270.55. Landlord shall return the security deposit to Tenant within five (5) days after Tenant pays the second (final) installment of the Termination Payment; provided, however, that if Tenant has timely paid the required first installment of the Termination Payment and is making timely payment of the required second installment of the Termination Payment, then Landlord authorizes Tenant to offset the amount of the security deposit against the second installment and to make the amount of the second installment net of that offset.

         5. No Assignment. Each party warrants and represents that it has not made any assignment, sublease (other than subleases by Tenant that have previously terminated), transfer, conveyance or other disposition of its interest in the Lease or of any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Lease.

         6. Notices. Any notice or other communication given or required to be given under this Termination Agreement shall be given in accordance with the notice provisions set forth in Section 17.1 of the Lease, which provisions are incorporated herein by this reference as if fully set forth, except that the parties' respective notice addresses are amended to read as follows:

                  Tenant:           ViroLogic, Inc.
                                    345 Oyster Point Blvd.
                                    South San Francisco, CA  94080
                                    Attn:  Kathy Hibbs, Esq.


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                  with copy to:     Cooley Godward LLP
                                    One Maritime Plaza, 20(th) Floor
                                    San Francisco, CA  94111
                                    Attn:  Kenneth Adelson, Esq.

                  Landlord:         Britannia Pointe Grand Limited Partnership
                                    555 Twelfth Street, Suite 1650
                                    Oakland, CA  94607
                                    Attn:  Magdalena Shushan

                  with copy to:     Slough Estates USA Inc.
                                    444 N. Michigan Avenue, Suite 3230
                                    Chicago, IL  60611
                                    Attn:  Randy Rohner

                  and copy to:      Folger Levin & Kahn LLP
                                    275 Battery Street, 23(rd) Floor
                                    San Francisco, CA  94111
                                    Attn:  Donald E. Kelley, Jr., Esq.

         7. Governing Law. This Termination Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

         8. Counterparts; Facsimile Signatures. This Termination Agreement may be executed in two or more counterparts, and by separate parties on separate counterparts, each of which counterparts shall be deemed an original and all of which counterparts taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Agreement transmitted by facsimile, and agree and intend that a signature delivered by facsimile transmission shall bind the party so signing with the same effect as though the signature were an original signature.

         9. Broker. Each of Landlord and Tenant respectively represents to the other that the representing party is not obligated to compensate any broker in connection with the negotiation or execution of this Termination Agreement. Landlord and Tenant shall each indemnify and hold the other harmless from and against any loss, cost, expense or damage arising from any claim for commission or other compensation made in connection with the negotiation or execution of this Termination Agreement by any broker claiming by, through or under the indemnifying party.

         10. Due Authority. Each individual executing this Termination Agreement on behalf of one of the parties warrants and represents that he or she has the authority to do so and to bind the legal entity on whose behalf he or she acted.

         11. Waiver of Unknown Claims. Each of Landlord and Tenant respectively, having been informed of and having read the provisions of California Civil Code
Section 1542, knowingly and intentionally waives any protection afforded to such party by California Civil Code Section 1542, which provides:


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                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

This Termination Agreement is intended to cover all claims or possible claims arising out of or related to those matters expressly covered by (and not carved out or reserved from) the releases set forth in this Termination Agreement, whether such claims or possible claims are known, unknown or hereafter discovered or ascertained, and the provisions of California Civil Code Section 1542 and any other state and/or Federal counterpart thereto are hereby expressly waived. Each of Landlord and Tenant respectively expressly acknowledges that it has been advised by its counsel of the contents and effect of such Section, and with such knowledge such respective party hereby expressly waives whatever benefits it may have pursuant to such Section.

         12. Entire Agreement; Amendment. This Termination Agreement contains the entire agreement of the parties with regard to the subject matter hereof and there are no other understandings, written or oral, between the parties relating to the subject matter of this Termination Agreement. No provision of this Termination Agreement may not be amended or waived except by an agreement in writing signed by the parties hereto or their respective successors and assigns.

         13. Time of the Essence. Time is of the essence of this Termination Agreement and of each and every obligation hereunder.

         14. Attorneys' Fees. In the event of any action between the parties hereto arising out of or in connection with this Termination Agreement, the prevailing party shall be entitled to recover all reasonable costs, including (but not limited to) reasonable accountants' fees and attorneys' fees, incurred by it in connection with such action (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment rendered in such action. "Prevailing party" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

                            [signature page follows]


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         IN WITNESS WHEREOF, the parties have duly executed this Termination
Agreement as of the Effective Date.

LANDLORD:                                           TENANT:


BRITANNIA POINTE GRAND LIMITED                      VIROLOGIC, INC., a Delaware
PARTNERSHIP, a Delaware limited                     corporation
partnership

By:   Britannia Pointe Grand, LLC, a                By:     /s/ William D. Young
      California limited liability                          --------------------
      company, Its General Partner                  Its:    CEO



      By:      /S/ T.J. Bristow                     By:     /s/ Karen Wilson
               -----------------                            -----------------
      Its:     Manager                              Its:    CFO



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